As filed with the Securities and Exchange Commission on ___________ __, 2009

Registration No. 333-[●]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

13-3588231
(I.R.S. Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York	11104
(Address of Principal Executive Offices)	(Zip Code)

Steven Madden, Ltd. 2006 Stock Incentive Plan
(Full Title of the Plan)

Edward R. Rosenfeld	Copy to:
Chief Executive Officer
Steven Madden, Ltd.	Steven J. Kuperschmid, Esq.
52-16 Barnett Avenue	Certilman Balin Adler & Hyman, LLP
Long Island City, New York 11104	90 Merrick Avenue
(Name and Address of Agent for Service)	East Meadow, New York 11554
(516) 296-7055

(718) 446-1800
(Telephone Number, Including Area Code, of Agent For Service)

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee

Common Stock, par value $0.0001 per share(3)	2,864,000	$24.375	$69,810,000	$3,895.40

(1)

This Registration Statement covers an additional 2,864,000 shares available for issuance under the Steven Madden, Ltd. 2006 Stock Incentive Plan as amended and restated effective May 22, 2009 (the “2006 Plan”) and reflects the 3-for-2 stock split that became effective May 25, 2006. This Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the 2006 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2)

Calculated solely for purposes of the registration fee for this offering in accordance with paragraph (c) and (h)(1) of Rule 457 of the Securities Act of 1933, on the basis of the average of the high and low prices of the registrant’s common stock as reported by The NASDAQ Stock Market on July 6, 2009.

(3)

Each share is accompanied by a preferred stock purchase right pursuant to the Rights Agreement between the Registrant and American Stock Transfer & Trust Company dated November 14, 2001. Until the occurrence of certain events specified in the Rights Agreement, these rights are not exercisable, are evidenced by the certificates for the common stock and are transferred solely with the common stock. The value attributable to these rights, if any, is reflected in the value of the common stock, and accordingly, no separate fee is paid.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by Steven Madden, Ltd., a Delaware corporation (the “Company”), to register an additional 2,864,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), as to which options or awards may be granted under the Company’s 2006 Stock Incentive Plan as amended and restated effective May 22, 2009 (the “2006 Plan”).

On November 9, 2006, the Company filed a Registration Statement on Form S-8 (Registration No. 333-138584) (the “2006 Registration Statement”) in order to register 1,200,000 shares of Common Stock issuable under the Company’s 2006 Stock Incentive Plan as originally approved by the Company’s stockholders on May 26, 2006 (the “Original 2006 Plan”).

On May 25, 2007, the Company’s stockholders approved an amendment to the Original 2006 Plan to increase the number of shares as to which options or awards may be granted from 1,200,000 to 1,550,000 shares, and on May 22, 2009, the Company’s stockholders approved an amendment and restatement of the Original 2006 Plan (as theretofore amended) to increase the number of shares as to which options or awards may be granted from 1,550,000 to 4,064,000 shares. This registration statement on Form S-8 (the “Registration Statement”) is being filed to register the additional 2,864,000 shares of Common Stock issuable under the 2006 Plan.

Pursuant to General Instruction E of Form S-8, the contents of the 2006 Registration Statement, including the documents incorporated by reference therein, are hereby incorporated by reference into this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent out or given to employees eligible to participate in the 2006 Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

                The following documents filed with the Securities and Exchange Commission (the “Commission”) by Steven Madden, Ltd., a Delaware corporation (the “Company” or the “Registrant”), are incorporated by reference herein:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 12, 2009;

(b)	the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009 (filed with the Commission on May 8, 2009);

(c)	the Company’s Current Reports on Form 8-K, filed with the Commission on March 17, 2009, April 10, 2009, April 23, 2009, May 5, 2009 and May 28, 2009;

(d)	the Company’s 2009 Annual Proxy Statement on Schedule 14A, filed with the Commission on April 9, 2009;

(e)

the description of the Company’s Common Stock provided in the Company’s Registration Statement on Form SB-2, filed with the Commission on August 5, 1993, including any amendments or reports filed for the purpose of updating such description; and

(f)

the description of the Rights Agreement dated as of November 14, 2001 between the Company and American Stock Transfer & Trust Company, as Rights Agent, provided in the Company’s Registration Statement on Form 8-A, filed with the Commission on November 16, 2001, including any amendments or reports filed for the purpose of updating such description.

                All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Company discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities

                Not applicable.

Item 5.	Interests of Named Experts and Counsel.

                Not applicable.

Item 6.	Indemnification of Directors and Officers.

                Reference is made to Section 145 of the Delaware General Corporation Law (“DGCL”) which provides for indemnification of directors and officers in certain circumstances.

                Article Ninth of the Company’s Certificate of Incorporation eliminates the personal liability of directors of the Company and its stockholders for monetary damages for breach of fiduciary duty as a director except for liability of a director (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (v) for any transaction from which the director derived an improper personal benefit.

                Article Tenth of the Company’s Certificate of Incorporation states as follows:

                The Company shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                The above discussion of the DGCL and of the Company’s Certificate of Incorporation is not intended to be exhaustive and is qualified in its entirety by such statute and certificate of incorporation.

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

                Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation of Steven Madden, Ltd. (incorporated by reference to Exhibit 1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 23, 1998).

3.2	Amended & Restated By-Laws of Steven Madden, Ltd (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on March 28, 2008).

4.1

Rights Agreement between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 16, 2001).

5	Opinion of Certilman Balin Adler & Hyman, LLP*

23.1	Consent of Eisner LLP.*

23.2	Consent of Certilman Balin Adler & Hyman, LLP (included in Exhibit 5).

*Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that: (A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

                (2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (4)            That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this ninth day of July, 2009.

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld

	Name:	Edward R. Rosenfeld
	Title:	Chief Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Edward R. Rosenfeld	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	July 9, 2009
Edward R. Rosenfeld

/s/ Arvind Dharia	Chief Financial Officer (Principal Accounting and Financial Officer)	July 9, 2009
Arvind Dharia

/s/ John L. Madden	Director	July 9, 2009

John L. Madden

/s/ Peter Migliorini	Director	July 9, 2009

Peter Migliorini

/s/ Richard P. Randall	Director	July 9, 2009

Richard P. Randall

Director

Thomas H. Schwartz

/s/ Ravi Sachdev	Director	July 9, 2009

Ravi Sachdev

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Steven Madden, Ltd. (incorporated by reference to Exhibit 1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 23, 1998).

3.2	Amended & Restated By-Laws of Steven Madden, Ltd (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on March 28, 2008).

4.1

Rights Agreement between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 16, 2001).

5	Opinion of Certilman Balin Adler & Hyman, LLP*

23.1	Consent of Eisner LLP.*

23.2	Consent of Certilman Balin Adler & Hyman, LLP (included in Exhibit 5).

*Filed herewith.